                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                       CURRENT REPORT PURSUANT TO SECTION
               13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                       COMBINED PROFESSIONAL SERVICES, INC
             (Exact Name of Registrant as Specified in its Charter)

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                                February 27, 2001

                        Commission File Number 000-25675

                 Nevada                                   88-0346441
          (State of Organization)                     (I.R.S. Employer
                                                      Identification No.)

                      1004 Coral Isle, Las Vegas, NV 89108
                    (Address of Principal Executive Offices)

       Registrant's Telephone Number, Including Area Code: (702) 217-1921

Item 1.  CHANGES IN CONTROL OF REGISTRANT

         On February 27, 2001, Combined Professional Services, Inc., held a
Special Meeting of Stockholders wherein upon a motion duly made, seconded, and carried, it was resolved that Marc Baker of 1201 S. Ocean Drive, 1111 North,
Hollywood, Florida,  33019, was elected to the Board of Directors.

         Concomitant with Mr. Baker's election to the Board of Directors of
Combined Professional Services, Inc., Mr. Baker was issued 2,300,000 shares of the Company's common stock. Currently, Mr. Baker owns, possesses and controls
2,300,000 shares of the Company's 4,500,000 shares of issued and outstanding common stock, or, 51.1%.

         Mr. Baker tendered no consideration for his shares, rather, the Board of Directors Determined that such issuance was necessary and proper to entice
Mr. Baker to become affiliated with the Company due to his extensive experience in mergers and acquisitions.

         On March 14, 2001, the Board of Directors of Combined Professional
Services, Inc., accepted the resignations of Cathy Souers and Diana Hewitt, and at such time elected Mr. Marc Baker as President, Secretary and Treasurer of
Combined Professional Services, Inc. As such, Mr. Baker became the Company's sole officer and director.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2001                        By /s/ Marc Baker
                                           -------------------------------------
                                                   Marc Baker, President

Exhibit 17.1  - Resignation of Cathy Souers
Exhibit 17.2  - Resignation of Diana Hewitt